Exhibit 99.1

Greenlane Reports Q3 2022 Earnings

BOCA RATON, FL / November 15, 2022 / Greenlane Holdings, Inc. ("Greenlane" or the "Company") (NASDAQ:GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the third quarter and nine months ended September 30th, 2022.

Recent Highlights

Financial Results

•Revenue for Q3 2022 decreased 31% to $28.7M, compared to $41.3M in Q3 2021. For the nine months ending September 30, 2022, revenue was $115.1 million, a 5% increase from the $110.0 million reported for the comparable prior year period.

•Net loss for Q3 2022 was $79.2 million, inclusive of a $66.8 million goodwill and intangible assets impairment charge, compared to $28.7 million in Q3 2021 and $14.5 million in the second quarter of 2022. Basic and diluted net loss of $11.43 per share compared to a loss of $8.19 per share for the prior year quarter, and a loss of $18.01 for the trailing nine months versus a loss of $19.60 for the comparable prior year period.

•Adjusted EBITDA loss for Q3 2022 was $11.2 million compared to a loss of $6.9 million for Q3 of 2021. For the nine months ending September 30, 2022, adjusted EBITDA loss was $24.6 million versus a loss of $15.8 million for the comparable period.

Strategic Initiatives

•Announced management changes in connection with transition to consumer brands business model
•Launched new enhanced wholesale shopping experience
•Launched Groove, a new house brand offering quality products at a value price
•Announced distribution partnership with AUXO by CCELL
•Entered into agreement to distribute Greenlane brands in Puerto Rico
•Announced strategic partnership with Leaf Trade to increase B2B visibility
•Announced sale of headquarters building for $9.95 million
•Announced closing of $7.5 million public offering

Results from Operations

	Three Months Ended September 30,		%
($ in thousands)	2022	2021	Change
Net Sales	$28,680	$41,314	(30.6)%
Greenlane Brands Sales	3,262	8,876	(63.2)%
% of Net Sales	11.4%	21.5%
Cost of Sales	$23,711	$39,827	(40.5)%
Gross Profit	4,969	1,487	234.2%
Gross Margin	17.3%	3.6%
Salaries, Benefits & Payroll Taxes	7,000	11,192	(37.5)%
General and Administrative	8,547	16,795	(49.1)%
Net Loss	(79,215)	(28,715)	175.9%
Adjusted EBITDA	(11,218)	(6,942)	61.6%
Cash (includes restricted cash)	$10,194	$13,215

Net sales for the three months ending September 30, 2022, were $28.7 million, a decrease of $12.6 million or 30.6% over the prior year quarter. For the nine months ending September 30, 2022, net sales were $115.1 million, an increase of 5% compared with net sales $110.0 million during the corresponding 2021 period.

Gross margins were 17.3% during the quarter versus 3.6% during the third quarter of 2021 and 16.5% during the nine months ending September 30, 2022 compared with 17.4% during the corresponding 2021 period.

Net loss attributable to Greenlane Holdings, Inc. was $75.1 million during the quarter, or $11.43 per share, which included $66.8 million related to the Goodwill impairment charge, compared with a loss of $16.3 million, or $8.19 per share, in the third quarter of 2021. Net loss was $102.6 million, during the nine months ending September 30, 2022, or $18.01 per share, versus a net loss of $23.6 million, or $19.60 per share during the corresponding period in 2021.

Adjusted EBITDA loss was $11.2 million during the quarter, compared with a loss of $6.9 million, in the third quarter of 2021. Adjusted EBITDA loss was $24.6 million, during the nine months ending September 30, 2022, versus a loss of $15.8 million, during the corresponding period in 2021.

Management Changes

In October, the Company announced an upcoming CEO change to align with the transition to a consumer brands business model. Craig Snyder, Greenlane's current President, will take the helm as CEO effective January 1, 2023. Nick Kovacevich, Greenlane's current CEO, will step into a Chief Corporate Development role and continue to support the Company's key corporate development initiatives, including execution of the Company's previously disclosed liquidity plan, full time.

In addition to the planned change to CEO, the Company also announced it is exploring making changes to its existing Board of Directors. The Nominating and Corporate Governance Committee of the Board is currently evaluating potential candidates with relevant skill sets in both consumer product goods and technology to provide guidance and oversight as the Company pursues this important business transformation.

Sale of Non-Core Assets and Cost Cutting Initiatives

The Company continues to make significant progress on the previously announced new strategic plan (“2022 Plan”) to accelerate the path to profitability and capitalize the business in a non-dilutive manner. The objectives and achievements thus far are:

1.Disposing of non-core assets:
a.In November, the Company monetized its interest in XS Financial, receiving approximately $650,000 in proceeds.
b.In September, the Company completed its sale of the headquarters building in Boca Raton, FL for $9,950,000 and paid down the outstanding mortgage due of approximately $7,850,000.
2.Discontinuing sales of lower-margin 3rd-party brands and selling existing inventory:
a.The Company recently completed its strategic SKU rationalization efforts, establishing a single comprehensive product catalog, which is now available at gnln.com.
b.In 2022, the Company has successfully generated over $3M in sales and dispositions of previously reserved excess & obsolete (“E&O”) inventory.
3.Cost-cutting initiatives:
a.The Company continued its cost-cutting initiatives including exiting its Cypress, California office space lease, providing over $500k in annual expense reduction.
b.In September, the Company completed a reduction-in-force, reducing annual labor costs by approximately $1.8M.

In March 2022, Management stated the expectation of its 2022 Plan would generate over $30M of non-dilutive liquidity. To date, including a sale of its building, disposition of non-core assets, selling of previously reserved “E&O” inventory, and securing of an asset-based loan, the Company estimates the liquidity generated under this plan is approximately $27 million and continuing.

Management Commentary

“We continue to make tremendous progress on our key initiatives to reduce costs, streamline the business, and position Greenlane to be a successful consumer house-of-brands company. We believe that these initiatives are lagging indicators for future success, meaning the results of many of these initiatives have yet to fully impact our P&L. We expect to gain significant efficiencies from our efforts to simplify the business, improve our systems and go-to-market offerings, and fully recognize our lower operating costs.” commented Nick Kovacevich, current Greenlane CEO.

“While work on cost-cutting and liquidity initiatives continue, we are also focused on key initiatives to improve the commercial side of the business. The recent partnerships with GreenDirect in Puerto Rico, and Leaf Trade, demonstrate how we will continue to leverage scalable partnerships to improve our presence in strategic markets without heavy capital investment requirements. In addition, the launch of our new enhanced wholesale shopping experience at wholesale.greenlane.com should allow our existing consumer sales model to become increasingly more efficient, scalable, and profitable. Now, customers can order seamlessly through our portal, at any time they would like, allowing Greenlane to produce sales without the added labor costs."

“Additional key tenets of our consumer business plan are the ability to launch new brands, offer a wide-ranging portfolio of house-brand products, and strategically select strong brand partners. We were pleased to recently announce the launch of Groove, a house brand that will expand to a wide array of value-priced accessory product offerings. In addition, we have announced an expanded partnership with global leader Smoore International Holdings, through the distribution agreement on the AUXO by CCELL product line. Given the capital constraints in the cannabis markets today, we are pleased to be doubling down with the eight-hundred-pound gorilla in our industry. As a partner, Greenlane will look to further leverage Smoore’s strong balance sheet, vast technology and intellectual property portfolio, and unrivaled manufacturing capabilities to increase market share with both the legacy CCELL products, but also the exciting new AUXO line of consumer products."

“Lastly, we continue to make strong progress with our liquidity initiatives. Since announcing our 2022 Plan to raise over $30M in non-dilutive liquidity, we have been executing across multiple fronts with extensive efforts from our team. These efforts have yielded results in excess of $27M, will continue, and should result in complete achievement of this goal in the not-too-distant future. In addition to the non-dilutive liquidity, we also recently announced the closing of $7.5M in proceeds through a public offering. We are pleased to have completed an institutional backed financing in a very difficult cannabis and capital markets environment. We believe with the proceeds from this offering, combined with the other liquidity initiatives, the Company is well-positioned to execute on our 2023 plan to fully transition to a higher margin, profitable, consumer house-of-brands business under Craig Snyder’s leadership.”

Conference Call Information

Greenlane management will host a scheduled conference call and webcast later today, Tuesday, November 15 at 4:30 p.m. Eastern time to discuss the results for its third quarter ended September 30, 2022, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Tuesday, November 15, 2022
TIME:	4:30 p.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	888-506-0062 (Toll-Free) 973-528-0011 (International)
CONFERENCE ID:	131782
REPLAY:	877-481-4010 or 919-882-2331 Replay Passcode: 47080 Available until November 29, 2022

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com.

To be added to the Company's distribution list, please email ir@greenlane.com with "Greenlane" in the subject line.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful family of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

As a pioneer in the cannabis space, Greenlane has an incredible acumen for detecting opportunities in the marketplace. We proudly own and operate a diverse brand portfolio including DaVinci Vaporizers, Pollen Gear™, Higher Standards, Groove, and Eyce. Additionally, Greenlane strategically partners with leading multi-state operators, licensed producers, and brands, such as Storz & Bickel (Canopy-owned), Grenco Science, VIBES, and CCELL, to develop and distribute innovative and high-quality products.

Founded in 2005, Greenlane serves an expansive customer base comprised of thousands of retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
Darsh Dahya, CAO
ir@greenlane.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted Gross Margin

Adjusted gross margin is a supplemental non-GAAP financial measure, which the Company calculates as total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for certain non-recurring, non-cash items to the extent such items relate to cost of revenues, including charges relating to the Company's inventory rationalization initiatives. The Company uses Adjusted gross margin as a supplemental performance measure because it believes that Adjusted gross margin is beneficial to investors for purpose of measuring the Company's operational performance, exclusive of certain non-recurring non-cash items that are not expected to be incurred in future periods. Specifically, in excluding charges relating to the Company's inventory rationalization initiatives, which the Company does not believe are indicative of the Company's operating performance, Adjusted gross margin provides a performance measure that, when compared period-over-period, more accurately reflects the Company's operational performance. Adjusted gross margin should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of Adjusted gross margin may differ from similarly titled measures used by other companies.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of positive adjusted EBITDA and growth in sales of Greenlane Brands and the Company's beliefs regarding its public market capitalization and valuation; potential changes to the Company's Board of Directors; the ability to unlock value from the Company's existing assets; the Company’s financing, capitalization and personnel strategies; expected benefits and cost savings from the strategic plans described herein; the efficiency and scalability of the Company's business; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets
Cash	$8,039	$12,857
Restricted cash	2,155	—
Accounts receivable, net of allowance of $4,275 and $1,285 at September 30, 2022 and December 31, 2021, respectively	11,805	14,690
Inventories, net	47,945	66,982
Vendor deposits	9,167	18,475
Other current assets (Note 8)	7,360	11,733
Total current assets	86,471	124,737

Property and equipment, net	11,838	20,851
Intangible assets, net	55,294	84,710
Goodwill	—	41,860
Operating lease right-of-use assets	5,498	9,128
Other assets	6,227	4,541
Total assets	$165,328	$285,827

LIABILITIES
Current liabilities
Accounts payable	$16,295	$23,041
Accrued expenses and other current liabilities (Note 8)	20,679	25,297
Customer deposits	4,523	7,924
Current portion of notes payable, including $0 and $8,000 owed to related party as of September 30, 2022 and December 31, 2021, respectively (Note 6)	3,156	11,615
Current portion of operating leases	2,462	3,091
Total current liabilities	47,115	70,968

Notes payable, less current portion and debt issuance costs, net (Note 6)	13,488	10,607
Operating leases, less current portion	3,027	6,142
Other liabilities	154	1,746
Total long-term liabilities	16,669	18,495
Total liabilities	63,784	89,463

Commitments and contingencies (Note 7)

STOCKHOLDERS’ EQUITY*
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000 shares authorized; 7,470 shares issued and outstanding as of September 30, 2022; 4,260 shares issued and outstanding as of December 31, 2021*	68	43
Class B common stock, $0.0001 par value per share, 30,000 shares authorized; 148 shares issued and outstanding as of September 30, 2022; 1,087 shares issued and outstanding as of December 31, 2021*	—	—
Class C Common stock, $0.0001 par value per share, no shares authorized, issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital*	259,314	229,705
Accumulated deficit	(158,109)	(55,544)
Accumulated other comprehensive income	53	324
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	101,326	174,528
Non-controlling interest	218	21,836
Total stockholders’ equity	101,544	196,364
Total liabilities and stockholders’ equity	$165,328	$285,827

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net sales	$28,680	$41,314	$115,130	$110,038
Cost of sales	23,711	39,827	96,094	90,943
Gross profit	4,969	1,487	19,036	19,095

Operating expenses:
Salaries, benefits and payroll taxes	7,000	11,192	25,897	23,158
General and administrative	8,547	16,795	30,850	34,774
Goodwill impairment	66,760	—	66,760	—
Depreciation and amortization	2,124	1,199	6,876	2,385
Total operating expenses	84,431	29,186	130,383	60,317
Loss from operations	(79,462)	(27,699)	(111,347)	(41,222)

Other income (expense), net:
Interest expense	(926)	(119)	(1,598)	(368)
Other income (expense), net	1,173	(894)	562	(690)
Total other income (expense), net	247	(1,013)	(1,036)	(1,058)
Loss before income taxes	(79,215)	(28,712)	(112,383)	(42,280)
Provision for (benefit from) income taxes	—	3	62	(11)
Net loss	(79,215)	(28,715)	(112,445)	(42,269)
Less: Net loss attributable to non-controlling interest	(4,106)	(12,434)	(9,880)	(18,689)
Net loss attributable to Greenlane Holdings, Inc.	$(75,109)	$(16,281)	$(102,565)	$(23,580)

Net loss attributable to Class A common stock per share - basic and diluted (Note 9)*	$(11.43)	$(8.19)	$(18.01)	$(19.60)
Weighted-average shares of Class A common stock outstanding - basic and diluted (Note 9)*	6,574	1,987	5,694	1,203

Other comprehensive income (loss):
Foreign currency translation adjustments	(238)	(147)	(212)	(59)
Unrealized gain (loss) on derivative instrument	—	52	358	256
Comprehensive loss	(79,453)	(28,810)	(112,299)	(42,072)
Less: Comprehensive loss attributable to non-controlling interest	(4,106)	(12,479)	(9,794)	(18,556)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(75,347)	$(16,331)	$(102,505)	$(23,516)

	Three Months Ended September 30,
(in millions)	2022	2021
Net loss	$(79,215)	$(28,715)
EU VAT indemnification allowance adjustment [1]	—	—
Other (expense) income, net [2]	(1,173)	894
Provision for (benefit from) income taxes	—	3
Interest expense	926	119
Non-recurring system implementation and website-development expenses [3]	—	459
Restructuring expenses [4]	1	440
Equity-based compensation expense	391	3,812
Depreciation and amortization	2,124	1,199
Legal, professional fees and insurance expenses related to M&A transactions [5]	—	4,525
Non-recurring litigation and consulting fees	176	—
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative [6]	—	1,657
Adjustments related to product rationalization to increase inventory turnover of slow-selling products [6]	—	8,666
Obsolete inventory charges related to management's strategic initiative [6]	1,004	—
Loss (Gain) on Sale of Assets	(2,213)	—
Goodwill and intangible assets impairment charge [7]	66,760	—
Adjusted EBITDA	$(11,219)	$(6,941)

(1)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(2)Includes rental and interest income and other miscellaneous income.
(3)Includes non-recurring expenses related to multiple software implementations, including the ERP implementation; along with non-recurring website development expenses.
(4)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(5)Non-recurring M&A legal, professional services, and Directors and Officers insurance costs relating to the KushCo merger.
(6)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred to liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.
(7)Impairment expense recognized on Goodwill and Intangible Assets

	Three Months Ended September 30,
(in millions)	2022	2021
Salaries, benefits and payroll taxes	$7,000	$11,192
General and administrative [1]	8,547	16,795
Adjusted SG&A	$15,547	$27,987
Goodwill impairment charge [2]	66,760	—
Depreciation and amortization	2,124	1,199
Total operating expenses	$84,431	$29,186

(1)General and administrative expenses include a net gain on the sale of assets of $2.2 million in Q3 2022.
(2)Impairment expense recognized on Goodwill and Intangible Assets